EARNINGS PRESENTATION

THIRD QUARTER 2024

Nasdaq :PLL

ASX :PLL

ARBN 647 286 360

LiOH

November 12, 2024

DISCLAIMERS

Forward Looking Statements

This presentation contains forward-looking statements within the meaning of or as described in securities legislation in the United States and Australia, including statements regarding exploration, development, construction and production activities of Sayona Mining, Atlantic Lithium and Piedmont Lithium; current plans for Piedmont's mineral and chemical processing projects; Piedmont's potential acquisition of an ownership interest in Ewoyaa; and strategy.

Such forward-looking statements involve substantial and known and unknown risks, uncertainties and other risk factors, many of which are beyond our control, and which may cause actual timing of events, results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, among others: (i) that Piedmont, Sayona Mining or Atlantic Lithium may be unable to commercially extract mineral deposits, (ii) that Piedmont's, Sayona Mining's or Atlantic Lithium's properties may not contain expected reserves, (iii) risks and hazards inherent in the mining business (including risks inherent in exploring, developing, constructing and operating mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), (iv) uncertainty about Piedmont's ability to obtain required capital to execute its business plan, (v) Piedmont's ability to hire and retain required personnel, (vi) changes in the market prices of lithium and lithium products, (vii) changes in technology or the development of substitute products, (viii) the uncertainties inherent in exploratory, developmental and production activities, including risks relating to permitting, zoning and regulatory delays related to Piedmont's projects as well as the projects of our partners in Quebec and Ghana, (ix) uncertainties inherent in the estimation of lithium resources, (x) risks related to competition, (xi) risks related to the information, data and projections related to Sayona Mining or Atlantic Lithium, (xii) occurrences and outcomes of claims, litigation and regulatory actions, investigations and proceedings, (xiii) risks regarding our ability to achieve profitability, enter into and deliver product under supply agreements on favorable terms, our ability to obtain sufficient financing to develop and construct our projects, our ability to comply with governmental regulations and our ability to obtain necessary permits, and (xiv) other uncertainties and risk factors set out in filings made from time to time with the U.S. Securities and Exchange Commission ("SEC") and the Australian Securities Exchange, including Piedmont's most recent filings with the SEC. The forward-looking statements, projections and estimates are given only as of the date of this presentation and actual events, results, performance and achievements could vary significantly from the forward-looking statements, projections and estimates presented in this presentation. Readers are cautioned not to put undue reliance on forward-looking statements. Piedmont disclaims any intent or obligation to update publicly such forward-looking statements, projections and estimates, whether as a result of new information, future events or otherwise. Additionally, Piedmont, except as required by applicable law, undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Piedmont, its financial or operating results or its securities.

Non-GAAP Measures

Non-GAAP financial metrics such as "Adjusted Net Loss," "Adjusted Diluted Earnings Per Share," "EBITDA," and "Adjusted EBITDA" are used throughout the presentation to provide additional information on business performance. The non-GAAP financial measures presented do not have any standard meaning prescribed by GAAP and may differ from similarly-titles measures used by other companies. However, we present these measures in this press release because we believe these non-GAAP financial measures provide useful means of evaluating and understanding how our management evaluates our financial condition and results of operations. A reconciliation of Non-GAAP metrics to statutory financial metrics is provided in Non-GAAP Measures section.

Throughout this presentation, amounts may not sum due to rounding.

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Q3'24 EARNINGS SNAPSHOT

Strong performance in a challenging environment



KEITH PHILLIPS
President & Chief Executive Officer



MICHAEL WHITE
Executive Vice President & Chief Financial Officer

- Record quarterly production at NAL
  - Operating costs continue to improve - down 11% from Q2'24
- Record quarter for customer deliveries
- Industry-leading price realizations
  - Capitalizing on the forward curve
  - Cost improvements from shipping synergies
- Continued focus on cash management; $14 million in annual cost savings exceeding initial $10 million target

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PROJECT UPDATE

Asset	Highlights & Focus
NAL	▪ Record production and reduced operating costs ▪ Updated Mineral Resource Estimate ▪ Beginning to evaluate expansion opportunities
Ewoyaa	▪ Received EPA and Mine Operating permits ▪ Parliamentary ratification targeted for H1 2025 ▪ Assessing alternative funding solutions
Carolina	▪ Final 45X regulations issued - positive for Carolina ▪ Continuing to advance permitting and approvals ▪ Strategic partnering discussions ongoing



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: PLL : PLL NAL PRODUCTION ▪ ▪ ▪ ▪ Record quarterly production; incident-free safety performance in September MICHAEL WHITE EXECUTIVE VICE PRESIDENT & CHIEF FINANCIAL OFFICER FINANCIALS : PLL : PLL $27.7 $2.7 ($0.86)31.5 $64.4 ($0.42) Q3 2024 FINANCIAL HIGHLIGHTS $878 $794 : PLL : PLL SOURCES AND USES OF CASH ▪ ▪ ▪

: PLL : PLL ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ 2024 COST SAVINGS PLAN Managing costs through the downcycle      ✓ ✓ ✓ ✓ 2024 COST SAVINGS PLAN ✓ : PLL : PLL 2024 OUTLOOK ▪ ▪ ▪ ▪ Expecting record quarterly shipments with substantially lower capital expenditures, investments and advances MARKETS KEITH PHILLIPS PRESIDENT & CHIEF EXECUTIVE OFFICER : PLL : PLL REALIZED PRICES Leading price realizations in a challenging market

: PLL : PLL LITHIUM MARKET TRENDS Industry reactions to low price environment ▪ ▪ ▪ ▪ ▪ ▪ : PLL : PLL 2024 CATALYSTS             ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ Q&A APPENDIX

: PLL : PLL Q4 2024 INVESTOR RELATIONS EVENTS : PLL : PLL REALIZED PRICES NON-GAAP RECONCILIATIONS : PLL : PLL DEFINITIONS OF NON-GAAP MEASURES NON-GAAP MEASURES DESCRIPTION

: PLL : PLL ADJUSTED NET LOSS Net (loss) income attributable to Piedmont stockholders is reconciled to adjusted net loss : PLL : PLL EBITDA AND ADJUSTED EBITDA Net (loss) income attributable to Piedmont stockholders is reconciled to EBITDA and adjusted EBITDA :PLL ARBN 647 286 360 :PLL Q3 2024 EARNINGS PRESENTATION